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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of India-Sierra Holdings, Inc. of our report dated April 23, 2001 relating to the financial statements of Scient Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


San Jose, California
October 3, 2001